EXHIBIT 99.1

Integrated Data Corp & DataWave Systems Terminate Merger Agreement

CONSHOHOCKEN, Pa., Nov. 9, 2004 (PRIMEZONE) -- Integrated Data Corp. (OTCBB:ITDD) ("IDC") and DataWave Systems Inc. (TSX Venture Exchange:DTV) (OTCBB:DWVSF) today announced that their Boards of Directors have mutually agreed to terminate the Agreement and Plan of Merger signed in June 2004. IDC has indicated it is not prepared to expend more funds on a merger transaction which is not assured of completion.

About Integrated Data Corp. (http://www.IntegratedDataCorp.com)

Headquartered in Conshohocken, PA, Integrated Data Corp. (IDC) is an international holding company with interests in the U.S., Canada, the U.K., and Italy. IDC's subsidiaries and partner companies offer a wide range of telecommunications, wireless, point-of-sale activation, financial transaction and other services. IDC currently owns approximately 50.1% of DataWave's outstanding shares.

About DataWave (http://www.datawave.ca)

DataWave has been an innovator and developer of prepaid and stored-value programs and merchandising solutions since it was founded in 1994. DataWave pioneered systems that allow for point-of-sale activation of high value, high shrinkage products, such as cash cards, prepaid phone cards and prepaid wireless time. These systems work equally well over the Internet, through intelligent freestanding vending machines and POSA terminals, or with various card activation devices, including cash registers.

Special Note Regarding Forward-Looking Statements: Certain matters discussed in this press release may be "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and are subject to change at any time. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

"DataWave" is a registered trademark of DataWave Systems, Inc.

CONTACT:

Dave Bryan
President & CEO
Phone:  610-825-6224
Email:  info@IntegratedDataCorp.com